EXHIBIT 10.36.3

AMENDMENT

Amendment dated as of February 24, 2004 (the “Amendment”) to Amended and Restated Engagement Letter between Michael Warren Associates, Inc. (the “Firm” or “Warren”) and BNS Co. (the “Client” or the “Company”) dated January 24, 2003 as amended to date (the “Agreement”).

WHEREAS, the parties wish to amend the Agreement to allow for the extension of services subject to the Agreement.

NOW THEREFORE, in consideration of these premises and the mutual promises set forth below, and for good and valuable consideration, receipt of which is hereby given, the parties hereby agree as follows:

1.	The “Assignment Length” set forth in Addendum I to the Agreement is hereby amended to delete the phrase “One year from January 24, 2003, unless earlier terminated” and replace the same with “From January 24, 2003 to and including December 31, 2004, unless earlier terminated”.

2.	Except as modified above, the Agreement as amended shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed and delivered as of the day first above written.

Michael Warren Associates, Inc.

By:	/s/ MICHAEL WARREN

Michael Warren

BNS Co.

By:	/s/ KENNETH N. KERMES

Kenneth N. Kermes Chairman, Board of Directors